AMENDMENT TO THE JOINT VENTURE AND OTHER AGREEMENTS


         This Amendment, effective as of the 30th day of September 1996, is made to the Joint Venture Agreement dated as of August 11, 1993 (the "Agreement"), by and between SLT Rentals, Inc. and MEDIQ Surgical Equipment Services, Inc., joint venturers in the Joint Venture known as MEDIQ PRN/SLT. This Amendment modifies also the Supply and Services Agreement between Surgical Laser Technologies, Inc. ("SLT") and MEDIQ PRN/SLT, and the Services Agreement between MEDIQ\PRN Life Support Services, Inc. ("Mediq") and MEDIQ PRN/SLT.

                                   WITNESSETH

         WHEREAS SLT and Mediq, through their affiliates, SLT Rentals, Inc. and MEDIQ Surgical Equipment Services, Inc. respectively, entered into a Joint Venture, known as MEDIQ PRN/SLT, pursuant to a Joint Venture Agreement dated August 11, 1993, in order to exploit the short-term rental market throughout the United States for surgical lasers and other equipment, and

         WHEREAS in furtherance of the Joint Venture Agreement SLT entered into a Supply and Services Agreement with the Joint Venture and Mediq entered into a Services Agreement, each as of August 11, 1993, and each supplemented by an addendum of the same date; and

         WHEREAS the joint venture partners, assisted by their affiliates SLT and Mediq, have conducted such short-term rental business (including per-procedure rentals), garnering customers in the course of that business, incurring long-term obligations in favor of KCI Financial Services, Inc., a leasing company, and sustaining financial losses, and

         WHEREAS SLT Rentals, Inc. and SLT desire to continue in the short-term rental business and to expand the same in geographic coverage and product offerings, but MEDIQ Surgical Equipment Services, Inc., and Mediq desire to withdraw from the short-term rental business conducted through the Joint Venture, and

         WHEREAS the joint venturers and their respective affiliates have conferred and discussed how the desires of each joint venturer and its affiliates may be achieved,

         NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing premises and the covenants set forth hereafter, do hereby agree:

         Section 1. Winding up, Liquidation and Dissolution. In accordance with the provisions contained in Section 13 of the Agreement, the joint venturers shall wind up the affairs of the Joint Venture as of September 30, 1996 in the following manner:

         (i) As soon as possible, Mediq shall provide to SLT and the Joint Venture audited financial statements for the Joint Venture for the period ended September 30, 1996;

         (ii) All debts and obligations assumed and incurred by the Joint Venture in the ordinary course of business and owing from the Joint Venture to third parties, including long-term obligations owing to KCI Financial Services, Inc., shall be assumed by SLT Rentals, Inc., and neither Mediq nor any of its affiliates shall have any liability therefor;

         (iii) All assets and properties, including the books and records, of the Joint Venture shall be liquidated entirely in favor of SLT Rentals, Inc. and nothing in favor of MEDIQ Surgical Equipment Services, Inc., and for such liquidation, SLT Rentals, Inc. shall have paid MEDIQ Surgical Equipment Services, Inc. the sum of $1.00;

         (iv) In pursuance of such liquidating distribution, MEDIQ Surgical Equipment Services, Inc. shall cause the Joint Venture: to withdraw from doing business in those States where it had qualified to do business; to prepare and file the final partnership income, sales and similar tax returns; to have the books of the Joint Venture audited by its independent accountants for the period ended September 30, 1996;

         (v) SLT Rentals, Inc. or its designee shall promptly effect the formal dissolution of the partnership. Upon such dissolution, neither SLT Rentals, Inc. nor any of its affiliates shall use the names "MEDIQ" or "PRN" and shall no longer represent or advertise that the Joint Venture exists; and

         (vi) The Joint Venture, and the Joint Venture Agreement, shall be deemed terminated under the provisions of Section 13.1(b) of the Joint Venture Agreement.

         Section 2. Guaranty and Indemnity. SLT Rentals, Inc. and SLT shall guarantee to MEDIQ Surgical Equipment Services, Inc., MEDIQ Incorporated and Mediq the satisfaction of all monetary debts and non-monetary obligations assumed by SLT Rentals, Inc. pursuant to provisions contained herein or otherwise and shall further indemnify MEDIQ Surgical Equipment Services, Inc. and Mediq against any loss, damage, cost, expense, claim or liability, including reasonable attorneys' fees, arising from a third party in connection with the satisfaction of such monetary debts and non-monetary obligations.

         Section 3. Services Agreement. Mediq shall continue to provide services under the Services Agreement, with the following modifications in the terms of that Agreement:

         (i) Notwithstanding Paragraphs (i) and (iii) of Exhibit A of the Services Agreement, SLT or SLT Rentals, Inc. shall be responsible for its customer billing, reporting and accounting as well as for its own sales and marketing, and Mediq shall have no responsibility pursuant to those Paragraphs; and

         (ii) Pursuant to Paragraph (ii) of Exhibit A of the Services Agreement, Mediq shall continue to provide centralized dispatch of delivery services, but shall provide centralized collection of customer calls only until SLT assumes this function, which SLT shall use its best efforts to assume no later than December 31, 1996;

         (iii) Pursuant to Paragraphs (iv) and (v) of Exhibit A of the Services Agreement, Mediq shall continue to provide pre-delivery equipment inspection, maintenance services (manpower only) and storage, it being understood that the delivery of properly functioning laser systems on a timely basis is fundamental to the on-going short-term rental business of SLT Rentals, Inc. and SLT. The specifications for such inspection and maintenance services shall be as set forth in Appendix A attached hereto. Such services under Paragraphs (iv) and (v) shall be provided only out of Mediq branches that are also regularly providing services under Exhibit B of the Services Agreement;

         (iv) Paragraph (vi) of Exhibit A, relating to the sharing of marketing and other information, shall be voided.

         (v) There shall be added to Exhibit A of the Services Agreement a new Paragraph (vii), under which Mediq shall provide prompt support to SLT or SLT Rentals, Inc. in expanding its geographic coverage and product offerings for short-term rentals through Mediq branch locations currently in use by the Joint Venture and locations not currently in use by the Joint Venture;

         (vi) Notwithstanding Paragraph (i) of Exhibit B of the Services Agreement and Paragraph A of the Addendum thereto, each delivery or pick-up made by Mediq of surgical equipment to or from a customer site shall be at a charge to SLT or SLT Rentals, Inc. of fifty dollars ($50.00), and no further commission shall be payable under the Joint Venture Agreement under Section 3.2(b) of the Joint Venture Agreement; and

         (vii) The Term under Section 4 of the Services Agreement shall be extended to end on September 30, 1999, which the parties may extend by mutual agreement, and in lieu of the Joint Venture as a party shall be substituted SLT and SLT Rentals, Inc. as parties.

         Section 4. Supply and Services Agreement. The Supply and Services Agreement shall be deemed terminated as of September 30, 1996.

         Section 5. Personnel Matters. Prior to September 30, 1996, the general manager of the joint venture shall see to the orderly winding up of the personnel reporting to him. Those Clinical Laser Specialists whom SLT has chosen to join its clinical support team will be notified of the same and will cease to report to the Joint Venture; those Clinical Laser Specialists whom SLT has not so chosen, will be terminated from SLT and will cease to report to the Joint Venture. Notwithstanding Section 2 hereof, costs associated with this process shall be borne equally by the SLT Rentals, Inc. and Mediq Surgical Equipment Services, Inc.

         Section 6. Public Notice. SLT and Mediq shall cooperate in notifying customers of the discontinuance of the Joint Venture. Such notice shall not be made before the execution of this Amendment, except in the event that SLT or Mediq is obliged under the securities laws to disclose before the date of execution the modification in their relationship, in which case either party shall be free to do so upon prior notice to the other party.


         IN WITNESS WHEREOF, the undersigned intending to be legally bound hereby have executed this Amendment as of the day and year first written above.

MEDIQ/PRN LIFE SUPPORT                      SURGICAL LASER
SERVICES, INC.                              TECHNOLOGIES, INC.

By: Thomas Carroll                          By: W. Keith Stoneback
    --------------                              ------------------
     Thomas Carroll                             W. Keith Stoneback
     President                                  President and CEO


MEDIQ PRN/SLT: By its Joint Venturers

MEDIQ SURGICAL EQUIPMENT                    SLT RENTALS, INC.
SERVICES, INC.

By: Thomas Carroll                          By: W. Keith Stoneback
    --------------                              ------------------
     Thomas Carroll                             W. Keith Stoneback
     President                                  President

The Appendix is not included with this submittal.